Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of Limoneira Company for the registration of common stock and to the incorporation by reference therein of our report dated January 26, 2011, with respect to the consolidated financial statements of Limoneira Company included in its Annual Report (Form 10-K) for the year ended October 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, CA
August 12, 2011